SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
Section 240.14a-12

                    CONSUMERS BANCORP, INC.
      (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing fee (Check the appropriate box)
[X]  No fee required.
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
and 0-11.
1)     Title of each class of securities to which transaction
applies:
________________________________________________________

2)    Aggregate number of securities to which transaction applies:

__________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):______________________________________________________

4)    Proposed maximum aggregate value of transaction:
_________________________________________________________________

5)    Total fee paid:____________________________________________

[  ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)  Amount Previously Paid: ___________________________________

2)  Form, Schedule or Registration Statement No.:________________

3)  Filing party:___________________________________

4)  Date filed:___________________________________






                     CONSUMERS BANCORP, INC.
                       614 EAST LINCOLN WAY
                         P. O. BOX 256
                       MINERVA, OHIO 44657


NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


September 16, 1998


The 1998 Annual Meeting of the Shareholders of Consumers Bancorp,
Inc. will be held at the main offices of Consumers National Bank, 614 East Lincoln Way, Minerva, Ohio, on Wednesday, September 16,
1998, at 7:00 p.m., for the following purposes:

1. To elect four (4) directors, each to serve for a three-year term expiring in 2001.

2. For the transaction of any other business as may properly come before the meeting, or any adjournment thereof.

Only those Shareholders of record at the close of business August 28, 1998, shall be entitled to notice of and to vote at said meeting or any adjournment thereof.

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY FORM AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN
PERSON.  IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY.



By Order of the Board of Directors


MARK S. KELLY
President
Chief Executive Officer

Minerva,  Ohio
September 1, 1998

                        CONSUMERS BANCORP, INC.
                         614 EAST LINCOLN WAY
                           P. O. BOX 256
                         MINERVA, OHIO 44657

VOTING AND PROXY SOLICITATION MATTERS

This statement is furnished to Shareholders of Consumers Bancorp, Inc. ("Bancorp") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held at the main offices of Consumers National Bank, 614 East Lincoln Way, Minerva, Ohio, on Wednesday, September 16, 1998, at 7:00 p.m.

This proxy statement and proxy are being mailed on or about September 1, 1998. The accompanying proxy is solicited by the Board of Directors. It is contemplated that solicitation of proxies will be by use of the mails only. However, in addition, solicitation may be made by telephone, telegraph, or facsimile by officers or by employees of Consumers Bancorp, Inc., or by officers or employees of the Consumers National Bank (the Bank). The cost of such solicitation will be borne by the Bancorp. You may revoke your proxy at any time prior to its exercise at the Annual Meeting by giving written or oral notice to the secretary of the meeting.

Shareholders of record at the close of business on August 28, 1998, are entitled to notice of and to vote at the meeting. Shareholders do have cumulative voting rights. The number of shares outstanding as of June 30, 1998 was 715,750 (without par value) with 720,000 shares having been issued. All directors and officers as a group beneficially own 133,043 shares (18.59% of the shares outstanding).

                               ELECTION OF DIRECTORS

The Board of Directors has established the number of directors to be elected for the ensuing year at four and has nominated the persons listed below.

If any shareholder desires to make nominations other than the slate submitted by management, the provisions of Article Five of the Articles of Incorporation states: The number of Directors of the Corporation shall be fixed from time to time by its Code of Regulations and may be increased or decreased as therein provided, but the number thereof shall in no event be less than nine (9)."

At the forthcoming Annual Meeting, the Shareholders will be asked to
elect the four Directors as listed below.   The Board of Directors
of Consumers Bancorp, Inc. nominates and unanimously recommends for election the four Directors named in the table following . The persons named in the enclosed form of proxy will vote the proxy in accordance with the choice specified. If no choice is specified, it is the intention of the persons named in the enclosed form of proxy to vote for the four nominees named below. Proxies cannot be voted for a greater number of persons than the number of nominees named.


James R. Kiko
Walter J. Young
J. V. Hanna
John P. Furey



                     CERTAIN BENEFICIAL OWNERS

Under Rule 13(d) of the Securities Exchange Act of 1934, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such securities. The following are the only shareholders (or group as that term is used in Section 13(d)(3)) deemed to be beneficial owners of 5% or more of the Common Stock of the Bancorp as of June 30, 1998:



Title of Class    Name of Beneficial Owner   Amount and Nature         Percent of Class
                                             of Beneficial Ownership
Common Stock      Romain F. Fry              142,998                    19.98%
                  1012 E. First St.
                  Minerva, Ohio 44657

Common Stock      J. V. Hanna                 47,952                     6.70%
                  208 Lindimore St.
                  Minerva, Ohio 44657


In this election of Directors, each shareholder shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, or to cumulate such shares and give to one candidate as many votes as the number of directors being elected multiplied by the number of his shares shall equal, or to distribute them on the same principal among as many candidates as he shall see fit. For all other matters, each shareholder shall be entitled to one vote.



The following table sets forth information as to each person who currently serves as a Director or executive officer of the Bank and as to all such Directors and executive officers as a group, as well as the number of shares beneficially owned by each as of June 30, 1998.






                                                      Shares of Common Stock
                                                      of Consumers Bancorp, Inc.
                                                      Beneficially Owned
                                                      on June 30, 1997
Name and Principal Occupation  Position      Age      Number     Percent
During Past Five Years         With Bank                         of Class (*)
Residence                      or Bancorp

John P. Furey                  Director       41       3,862        0.54
President: Furey's Wheel
World, Inc.
Malvern, Ohio

J. V. Hanna                    Director       74      47,952 (1)    6.7
Vice President CNB             Vice
Minerva, Ohio                  President

David W. Johnson               Director       38       2,348        0.33
President: Summitville Tile
Salem, Oh.

Mark S. Kelly                  Director       48       6,478 (2)    0.91
President CNB                  President
Malvern, Ohio                  & C.E.O.

James R. Kiko                  Director       54         946        0.13
Russ Kiko Assoc., Inc.
Paris, Ohio

Thomas M. Kishman              Director       49       1,350 (3)    0.19
Owner: Kishman's IGA
Minerva, Ohio

Laurie Lee McClellan,          Director       45       6,522 (4)    0.91
Chairman:  CNB                 Vice-Chairman,
Radiologic- Technologist       Secretary
Minerva, Ohio

John D. Morris                 Director       48       1,050        0.15
Attorney
North Canton, Ohio

Harry W. Schmuck               Director       83       6,048 (5)    0.84
Attorney: Retired,
Schmuck, Swallen,et. al
East Canton, Ohio

Homer R. Unkefer               Director       83      31,508 (6)    4.4
President:  Homer R.
Unkefer, Inc.
Minerva, Ohio

Walter J. Young                Director       75      24,979 (7)    3.49
Vice President CNB             Vice President
Malvern, Ohio

Shares of all Directors and Executive Officers as a group
(11 persons):    133,043  or  18.59%

*Note    The amounts set forth include shares owned by spouses,
minor children and other persons who share ownership, under the beneficial ownership rules of the Securities & Exchange Commission, is to be aggregated with that of the director or officer whose stock ownership is shown.

(1) Director Hanna has no shared voting or investment power as to 11,652 shares owned by his wife, Esther K. Hanna.

(2) Director Kelly has no shared voting or investment power as to 78 shares owned by his wife, B. J. Kelly.

(3) Director Kishman has no shared voting or investment power as to the 150 shares owned by his wife, Janice Kishman.

(4) Director McClellan has no shared voting or investment power as to 300 shares owned by her husband, Walter McClellan

(5) Director Schmuck has shared voting and shared investment power as to the 900 shares as to his being named Custodian for Guinevere and Michael Schmuck.

(6) Director Unkefer has no shared voting or investment power as to the 15,754 shares owned by his wife, Frances Unkefer.

(7) Director Young has shared voting and investment power as to the 23,395 shares owned jointly with his wife, Dona H. Young.


Laurie Lee McClellan is the daughter of Retired Director, Romain F. Fry. Directors Morris and Schmuck are in practices as attorneys.
In the ordinary course of business, the Bancorp has retained the legal services of Mr. Morris and Mr. Schmuck in the past and may retain their services in the future. Management is not aware of any other directorship in a bank with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, or any publicly registered company.

The Bank held fourteen (14) official Board meetings during the fiscal year 1998. All Directors (with the exception of retired
Chairman Romain Fry) attended at least 75% of these meetings and meetings of Committees of which they were a member.


IN ACCORDANCE WITH THE SECURITIES EXCHANGE RULES SECTION
11.5(5)(H)(1):

No solicitation or communication subject to this Section shall be made by means of any Statement, Form of Proxy, Notice of Meeting, or other communications, written or oral, which contain any statement that, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or that omits to state any material fact necessary in order to make the statement in any earlier communications with respect to the solicitation of a Proxy for the same meeting or subject matter not false or misleading.

PERSONS MAKING THE SOLICITATION AND COST

This solicitation is made by the Board of Directors of the Bancorp. No Director of the Bancorp has informed management in writing that he/she intends to oppose any action proposed to be taken by the management. The cost of this solicitation of Proxies will be paid by the Bancorp.

In addition to the use of mails, Proxies may by solicited by personal interviews or by telephone. Directors, Officers, and regular employees of the Bancorp or Bank may also solicit Proxies on behalf of the management, by such methods without remuneration therefore.

REMUNERATION  AND OTHER TRANSACTIONS WITH  MANAGEMENT AND OTHERS

Consumers Bancorp, Inc. did not incur any salary, committee, benefit, or Board compensation expense for the fiscal 1998 year. All such expenses are paid for, and any type of compensation or benefit plan is provided by Consumers Bancorp's wholly owned subsidiary, the Consumers National Bank. All executive officers of the Bancorp are also executive officers of the Bank. Remuneration paid by the Bank during the last Fiscal year for Directors and principal Officers as a group:

CASH COMPENSATION TABLE
(For the Period of 7/1/97 to 6/30/98)
Number of Persons in Group:     12

Capacities in Which Served:  Officers; Directors; Committees (1)

Cash Compensation:  $ 402,186   (2)

(1)  The term "officers" applies to the Chairman, Vice Chairman,
President, and two Vice Presidents. The term "committees" applies to all committees listed.

(2) Included in the total of Cash Compensation is $99,680 paid to non-officer directors as compensation for attending Board and Committee meetings. President, Mark S. Kelly, received a total salary and bonus of $157,742 and $12,000 compensation as a result of serving as a director. No other officer or director received remuneration in excess of $100,000.00.

Under the Consumers National Bank 401 (k) Savings and Retirement Plan & Trust (Plan) as in effect during 1998, the Bank's Board of Directors has the discretion and authority to determine the amount to be contributed to the Plan. The Plan is administered by Consumers National Bank. Each participant in the Plan has credited to his benefit account a maximum of 4.0% of his annual salary, provided he has voluntarily contributed a like amount. The Plan states that each participant shall be fully vested in the Plan upon completion of five years of service. Further benefits under the Plan cannot be estimated for the Participants, since the benefits are based upon future earnings of the Bank and future compensation of the Participants. Part of the funds in the Plan are vested in the Participants therein, in accordance with the Plan. An eligible participant is one who has completed one year of service, works 1000 hours per year, and has attained the age of 21. At the time of retirement, death, disability or other termination of employment, a participant is eligible to receive distribution of all vested amounts credited to his or her account in either a single lump sum payment, or a series of substantially equal installment payments over a period not longer than the joint life expectancy of the participant and beneficiary. The aggregate total of participant contributions and matching contributions of the Bank on behalf of the Officers and Directors as defined above for the fiscal year 1998 was $20,258. Trustee of the Plan is Key Bank.

During the month of September 1995, the Board of Directors adopted a Salary Continuation Plan (the Plan) to encourage Bank executives (Assistant Vice-Presidents and above) to remain employees of the Bank. The Plan provides additional retirement and spousal survivorship benefits for those executives who have attained age 40 and have at least five years of service. The Plan provides a participant or a surviving spouse upon retirement or death with fifteen years of income payments equal to 70% of the employee's base pay at the time of termination. The amount of base pay is limited to the lesser of the preceding year's annual base salary prior to termination or the annual base salary at the inception of the agreement with the employee plus 3.5% annual inflation. Plan benefits are reduced for primary social security benefits, other Bank benefit programs, and the maximum annuitized benefits from Bank contributions made under the Bank's 401(k) plan, which assumes that the executive had been contributing an amount sufficient to maximize the Bank's matching provisions of the 401(k) plan. Vesting in the Plan commences at age 50 and is prorated until age 65, however, vesting is 100% upon the death of the executive, assuming that they were insurable, otherwise, benefits cease at death. The benefit amount is determined using an 8.5% discount factor, compounded monthly. For the year ended June 30, 1998, approximately $65,616 has been charged to expense.

COMMITTEES

The Bank has an Audit Committee, Discount (Loan) Committee,
Asset/Liability Committee, Compliance Committee, Technology &
Services Committee, and Executive Committee.

The Audit Committee is comprised of the following Board Members:
Laurie McClellan, Homer R. Unkefer; J. V. Hanna; Thomas M. Kishman; John P. Furey; and Walter J. Young. This Committee meets monthly and is on call for any unscheduled meetings as needed. The function of the Audit Committee is to review all internal and external audit reports and procedures and to make recommendations to management as they see fit.

The Discount (Loan) Committee is comprised of: Mark S. Kelly; Walter J. Young; J. V. Hanna; Homer R. Unkefer; John P. Furey; and Laurie McClellan. The Discount Committee meets weekly to review loan requests and reports and to review the Bank's progress on a timely basis.

The ALCO Committee is comprised of: Mark S. Kelly; J. V. Hanna;
Laurie McClellan; John P. Furey; and Thomas M. Kishman.  The
Investment Committee meets monthly and as often as needed to review the Bank's investment strategy and portfolio.

The Compliance Committee is comprised of various management and support personnel. Mark S. Kelly, John D. Morris, and Laurie McClellan serve in an advisory capacity to this committee which reviews needed compliance policies and procedures on a monthly basis. The purpose of this committee is to prepare, monitor, educate, and assure the continued adherence to various compliance laws and issues.

The Technology & Services Committee meets monthly and is comprised of various management and support personnel with the following
Directors as members: Mark S. Kelly; Laurie McClellan; John P.
Furey; and Thomas M. Kishman.

The Executive Committee meets on a monthly schedule at the call of the Chairman to review various executive compensation areas and Board organization issues. This committee is comprised of: Walter Young; J. V. Hanna; Harry Schmuck; John Furey; Laurie McClellan; and John D. Morris.


LEGAL PROCEEDINGS

There are no pending legal proceedings, other than ordinary routine litigation to the Bank. The Bank is engaged as Plaintiff in litigation in its normal course of business involving collection of accounts past due. There is not presently any litigation pending in which the Bank or Bancorp is a defendant.


DIRECTORS AND OFFICERS OF THE BANCORP AND BANK

Directors and Officers of the Bancorp and the Bank and their associates are customers of the Bank in the ordinary course of
business.   Continued transactions with these persons may be
expected to take place in the future. In the ordinary course of business, loans are made to Officers and Directors on substantially the same terms as those prevailing at the same time for comparable transactions with other persons, and does not now, and will not, involve more than the normal risk of collectability or present other unfavorable features.


INDEPENDENT  PUBLIC  ACCOUNTANTS

Based on the recommendation of the Audit Committee, the Board of Directors engaged the accounting firm of Crowe Chizek and Company LLP to serve as independent certified public accountants for Consumers Bancorp, Inc. for the fiscal year ended June 30, 1998. This firm was also selected as the principal auditors to perform the annual opinion audit for the fiscal year.

BRINGING MATTERS BEFORE THE SHAREHOLDER MEETING

The Bancorp takes this opportunity to inform the Shareholder that in the event that any Shareholder who desires to propose matters to be included in the Proxy material for the next Shareholder meeting must do so ninety (90) days in advance of said meeting. In accordance with the Articles of Association and By-Laws, the yearly meeting has been set as the third Wednesday of September. It is recommended that time be calculated in accordance with such date.

FINANCIAL STATEMENTS

Shareholders have been furnished the Bancorp's Annual Financial
Report for the year ended June 30, 1998.

The firm of Crowe Chizek and Company LLP, 5900 Landerbrook Dr., Suite 205, Cleveland, Oh. 44124 performed the annual opinion audit of the Bancorp's financial statements and issued an unqualified opinion on these. The Federal Income Tax report was prepared by the firm of S. R. Arner & Co., 4100 Holiday St. NW, Suite 100, Canton, Ohio 44718 for the fiscal year ended June 30, 1997.

VOTE REQUIRED FOR APPROVAL

The affirmative vote of the shareholders owning a majority of the outstanding Common Stock of the Bancorp is required to elect the four Directors as listed on the slate to serve on the Board of Directors.

OTHER MATTERS

The Management at present knows of no other business to be presented by or on behalf of the Bancorp or its management at the meeting.



ANNUAL REPORT AND FORM  10-K

Upon written request of a Shareholder, the Bancorp will provide, without charge, a copy of the Bancorp's Annual Report of Form 10-K, including the financial statements and schedules thereto to be filed with the Comptroller of the Currency, for the period ended June 30, 1998. Such request should be directed to Mrs. Theresa Gill, Administrative Officer and Corporate Secretary, Consumers National Bank, P. O. Box 256, Minerva, Ohio, 44657.





BY ORDER OF THE BOARD OF DIRECTORS


_____________________________      _________________________________
Laurie L. McClellan, Chairman    Mark S. Kelly, President





                       CONSUMERS  BANCORP, INC.
              PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                         SEPTEMBER 16, 1998

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Known all men by these presents, that I, the undersigned shareholder of Consumers Bancorp, Inc., 614 East Lincoln Way, Minerva, Ohio, do hereby appoint _________________________________________________(no officer or employee of the bank or Bancorp may be named as proxy) or any one of them (with full power to act alone), my true and lawful attorney(s) with full power of substitution, for me and in my name, place and stead to vote and act on all shares of common stock of the Bancorp which the undersigned would be entitled to vote, at the meeting of shareholders to be held on September 16, 1998 at 7:00 P.
M. or at any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

1. Election of the four (4) Directors as listed for three year terms expiring in 2000:

JAMES R. KIKO
WALTER J. YOUNG
J. V. HANNA
JOHN P. FUREY


FOR ALL NOMINEES


WITHHOLD AUTHORITY       FOR THE FOLLOWING NOMINEES


To withhold authority to vote for any individual nominee or
nominees, enter the name of the nominee or nominees in the space provided below:
_______________________________________________________________

2. Whatever other business that may be brought before this meeting or any adjournment thereof:

               _____ FOR                    _____ AGAINST

This proxy confers authority to vote "for" each proposition listed above unless "against" is indicated. If any other business is presented at the meeting, this proxy shall be voted according to the recommendations of management. The Board of Directors recommends a vote "for" each listed proposition. This proxy is solicited on behalf of management and may be revoked prior to its exercise.

___________________     Signature(s) of Shareholder
Dated:_________________, 19____

________________________________     Signature(s) of Shareholder

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

THE BOARD OF DIRECTORS URGES YOU TO SIGN AND RETURN THIS PROXY
IMMEDIATELY